Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G, dated July 25, 2024, with respect to the common stock, par value $0.001 per share, of Leatt Corporation, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: July 25, 2024

Warren Street Capital Partners, LP

By:	Warren Street Capital GP, LLC General partner

By:	/s/ Aaron Gelband
	Name:	Aaron Gelband
	Title:	Managing Member

Warren Street Capital GP, LLC

By:	/s/ Aaron Gelband
	Name:	Aaron Gelband
	Title:	Managing Member

Warren Street Capital Management, LLC

By:	/s/ Aaron Gelband
	Name:	Aaron Gelband
	Title:	Managing Member

/s/ Aaron Gelband
Aaron Gelband